                                                                    EXHIBIT 99.1




                          2003 ORCHID BIOSCIENCES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

















                                 June 12, 2003

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----

SECTION 1.      PURPOSE OF THE PLAN..........................................................1

SECTION 2.      ADMINISTRATION OF THE PLAN...................................................1
        (a)     Committee Composition........................................................1
        (b)     Committee Responsibilities...................................................1

SECTION 3.      ENROLLMENT AND PARTICIPATION.................................................1
        (a)     Offering Periods.............................................................1
        (b)     Accumulation Periods.........................................................1
        (c)     Enrollment...................................................................1
        (d)     Duration of Participation....................................................1
        (e)     Applicable Offering Period...................................................2

SECTION 4.      EMPLOYEE CONTRIBUTIONS.......................................................2
        (a)     Frequency of Payroll Deductions..............................................2
        (b)     Amount of Payroll Deductions.................................................2
        (c)     Changing Withholding Rate....................................................2
        (d)     Discontinuing Payroll Deductions.............................................2
        (e)     Limit on Number of Elections.................................................3

SECTION 5.      WITHDRAWAL FROM THE PLAN.....................................................3
        (a)     Withdrawal...................................................................3
        (b)     Re-Enrollment After Withdrawal...............................................3

SECTION 6.      CHANGE IN EMPLOYMENT STATUS..................................................3
        (a)     Termination of Employment....................................................3
        (b)     Leave of Absence.............................................................3
        (c)     Death........................................................................3

SECTION 7.      PLAN ACCOUNTS AND PURCHASE OF SHARES.........................................3
        (a)     Plan Accounts................................................................3
        (b)     Purchase Price...............................................................3
        (c)     Number of Shares Purchased...................................................4
        (d)     Available Shares Insufficient................................................4
        (e)     Issuance of Stock............................................................4
        (f)     Unused Cash Balances.........................................................4
        (g)     Stockholder Approval.........................................................4

SECTION 8.      LIMITATIONS ON STOCK OWNERSHIP...............................................5
        (a)     Five Percent Limit...........................................................5
        (b)     Dollar Limit.................................................................5

SECTION 9.      RIGHTS NOT TRANSFERABLE......................................................6

SECTION 10.     NO RIGHTS AS AN EMPLOYEE.....................................................6

SECTION 11.     NO RIGHTS AS A STOCKHOLDER...................................................6

SECTION 12.     SECURITIES LAW REQUIREMENTS..................................................6

SECTION 13.     STOCK OFFERED UNDER THE PLAN.................................................6
        (a)     Authorized Shares............................................................6
        (b)     Anti-Dilution Adjustments....................................................6
        (c)     Reorganizations..............................................................7

SECTION 14.     AMENDMENT OR DISCONTINUANCE..................................................7

SECTION 15.     DEFINITIONS..................................................................7
        (a)     Accumulation Period..........................................................7
        (b)     Board........................................................................7
        (c)     Code.........................................................................7
        (d)     Committee....................................................................7
        (e)     Corporation..................................................................7
        (f)     Compensation.................................................................7
        (g)     Corporate Reorganization.....................................................7
        (h)     Eligible Employee............................................................8
        (i)     Exchange Act.................................................................8
        (j)     Fair Market Value............................................................8
        (k)     Offering Period..............................................................8
        (l)     Participant..................................................................8
        (m)     Participating Corporation....................................................8
        (n)     Plan.........................................................................8
        (o)     Plan Account.................................................................8
        (p)     Purchase Price...............................................................8
        (q)     Stock........................................................................9
        (r)     Subsidiary...................................................................9

                          2003 ORCHID BIOSCIENCES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN



SECTION 1. PURPOSE OF THE PLAN.

        The Plan was adopted by the Board and ratified by the Shareholders of the Corporation effective as of June 12, 2003. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Corporation by purchasing Stock from the Corporation on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.

SECTION 2. ADMINISTRATION OF THE PLAN.

        (a) COMMITTEE COMPOSITION. The Plan shall be administered by the Compensation Committee. The Committee shall consist exclusively of one or more directors of the Corporation, who shall be appointed by the Board.

        (b) COMMITTEE RESPONSIBILITIES. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.


SECTION 3. ENROLLMENT AND PARTICIPATION.

        (a) OFFERING PERIODS. While the Plan is in effect, one or more Offering Periods shall commence in each calendar year. Unless otherwise specified by the Committee, the Offering Periods shall consist of the 24-month periods commencing on each January 1 and July 1, except that the first Offering Period shall commence on August 1, 2003 and end on June 30, 2005.

        (b) ACCUMULATION PERIODS. While the Plan is in effect, up to two Accumulation Periods shall commence in each calendar year. Unless otherwise specified by the Committee, the Accumulation Periods shall consist of the six-month periods commencing on each January 1 and July 1, except that the first Accumulation Period shall commence on August 1, 2003 and end on December 31, 2003.

        (c) ENROLLMENT. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Corporation at the prescribed location not later than one business day prior to the commencement of such Offering Period.

        (d) DURATION OF PARTICIPATION. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5(a) or reaches the end of the Accumulation Period in which his or her employee contributions were discontinued under Section 4(d) or 8(b). A Participant who discontinued employee contributions under Section 4(d) or withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Accumulation Period ending in the next calendar year, if he or she then is an Eligible Employee.

        (e) APPLICABLE OFFERING PERIOD. For purposes of calculating the Purchase Price under Section 7(b), the applicable Offering Period shall be determined as follows:

            (i) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period,
                  (B) the end of his or her participation under Subsection (d) above or (C) re-enrollment for a subsequent Offering Period under Paragraph (ii) or (iii) below.

            (ii) In the event that the Fair Market Value of Stock on the last trading day before the commencement of the Offering Period for which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

            (iii) Any  other   provision  of  the  Plan   notwithstanding,   the
                  Corporation (at its sole discretion) may determine prior to the commencement of any new Offering Period that all
                  Participants  shall  be  re-enrolled  for  such  new  Offering
                  Period.

            (iv) When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 4. EMPLOYEE CONTRIBUTIONS.

        (a) FREQUENCY OF PAYROLL DEDUCTIONS. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

        (b) AMOUNT OF PAYROLL DEDUCTIONS. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 15%.

        (c) CHANGING WITHHOLDING RATE. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Corporation at the prescribed location at any time. The new withholding rate shall be effective as soon as reasonably practicable after such form has been received by the Corporation. The new withholding rate shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 15%.

        (d) DISCONTINUING PAYROLL DEDUCTIONS. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Corporation at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Corporation. (In addition, employee contributions may be discontinued automatically pursuant to Section 8(b).) A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Corporation at the prescribed location. Payroll withholding shall resume as soon as reasonably practicable after such form has been received by the Corporation. Re-enrollment may be effective only at the commencement of an Offering Period.

        (e) LIMIT ON NUMBER OF ELECTIONS. No Participant shall make more than two elections under Subsection (c) or (d) above during any Accumulation Period.

SECTION 5. WITHDRAWAL FROM THE PLAN.

        (a) WITHDRAWAL. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Corporation at the prescribed location at any time before the last day of an Accumulation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

        (b) RE-ENROLLMENT AFTER WITHDRAWAL. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 6. CHANGE IN EMPLOYMENT STATUS.

        (a) TERMINATION OF EMPLOYMENT. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Corporation to another shall not be treated as a termination of employment.)

        (b) LEAVE OF ABSENCE. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Corporation in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

        (c) DEATH. In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate. Such form shall be valid only if it was filed with the Corporation at the prescribed location before the Participant's death.

SECTION 7. PLAN ACCOUNTS AND PURCHASE OF SHARES.

        (a) PLAN ACCOUNTS. The Corporation shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Corporation's general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

        (b) PURCHASE PRICE. The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall be the lower of:

            (i) 85% of the Fair Market Value of such share on the last trading day in such Accumulation Period; or

            (ii) 85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period (as determined under Section 3(e)) or, in the case of the first Offering Period under the Plan, 85% of the closing price of one share of Stock on August 1, 2003.

        (c) NUMBER OF SHARES PURCHASED. As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with
Section 5(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Corporation with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 25,000 shares of Stock with respect to any Accumulation Period nor more than the amounts of Stock set forth in Sections 8(b) and 13(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

        (d) AVAILABLE SHARES INSUFFICIENT. In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

        (e) ISSUANCE OF STOCK. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Accumulation Period, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

        (f) UNUSED CASH BALANCES. An amount remaining in the Participant's Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's Plan Account to the next Accumulation Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 8(b) or Section 13(a) shall be refunded to the Participant in cash, without interest.

        (g) STOCKHOLDER APPROVAL. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Corporation's stockholders have approved the adoption of the Plan.

SECTION 8. LIMITATIONS ON STOCK OWNERSHIP.

        (a) FIVE PERCENT LIMIT. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Corporation or any parent or Subsidiary of the Corporation. For purposes of this Subsection (a), the following rules shall apply:

               (i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

               (ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

               (iii) Each Participant shall be deemed to have the right to purchase 25,000 shares of Stock under this Plan with respect to each Accumulation Period.

        (b) DOLLAR LIMIT. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

               (i) In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Corporation or any parent or Subsidiary of the Corporation).

               (ii) In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Corporation or any parent or Subsidiary of the Corporation) in the current calendar year and in the immediately preceding calendar year.

               (iii) In the case of Stock purchased during an Offering Period that commenced in the second preceding calendar year, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Corporation or any parent or Subsidiary of the Corporation) in the current calendar year and in the two preceding calendar years.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 9. RIGHTS NOT TRANSFERABLE.

        The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).


SECTION 10. NO RIGHTS AS AN EMPLOYEE.

        Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11. NO RIGHTS AS A STOCKHOLDER.

        A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Accumulation Period.

SECTION 12. SECURITIES LAW REQUIREMENTS.

        Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Corporation's securities may then be traded.

SECTION 13. STOCK OFFERED UNDER THE PLAN.

       (a) AUTHORIZED SHARES. The number of shares of Stock available for purchase under the Plan shall be 2,000,000 (subject to adjustment pursuant to this Section 13). In addition, the number of shares of Common Stock available for purchase under the Plan shall automatically increase by the lesser of (i) 2% of the total number of shares of Common Stock then outstanding or (ii) 250,000 shares on January 1, 2005, January 1, 2006 and January 1, 2007.


        (b) ANTI-DILUTION ADJUSTMENTS. The aggregate number of shares of Stock offered under the Plan, the 25,000 share limitation described in Section 7(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation, the distribution of the shares of a Subsidiary to the Corporation's stockholders or a similar event.

        (c) REORGANIZATIONS. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period and Accumulation Period then in progress shall terminate and shares shall be purchased pursuant to Section 7, unless the Plan is continued or assumed by the surviving corporation or its parent corporation. The Plan shall in no event be construed to restrict in any way the Corporation's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14. AMENDMENT OR DISCONTINUANCE.

        The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Corporation. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Corporation to the extent required by an applicable law or regulation.

SECTION 15. DEFINITIONS.

        (a) "ACCUMULATION PERIOD" means a six-month period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 3(b).

        (b) "BOARD" means the Board of Directors of the Corporation, as constituted from time to time.

        (c) "CODE" means the Internal Revenue Code of 1986, as amended.

        (d) "COMMITTEE" means a committee of the Board, as described in Section
2.

        (e) "COMPENSATION" means (i) the total compensation paid in cash to a Participant by a Participating Corporation, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. "Compensation" shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

        (f) "CORPORATE REORGANIZATION" means:

               (i) The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization; or

               (ii) The sale, transfer or other disposition of all or substantially all of the Corporation's assets or the complete liquidation or dissolution of the Corporation.

        (g) "CORPORATION" means Orchid BioSciences Corporation, a Delaware corporation.

        (h) "ELIGIBLE EMPLOYEE" means any employee of a Participating Corporation if his or her customary employment is for more than five months per calendar year and for more than 20 hours per week. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

        (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (j) "FAIR MARKET VALUE" means the market price of Stock, determined by the Committee as follows:

               (i) If the Stock was traded on The Nasdaq National Market on the date in question, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by The Nasdaq National Market;

               (ii) If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

               (iii) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal or as reported directly to the Corporation by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

        (k) "OFFERING PERIOD" means a 24-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to
Section 3(a).

        (l) "PARTICIPANT" means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(c).

        (m) "PARTICIPATING CORPORATION" means (i) the Corporation and (ii) each present or future Subsidiary designated by the Committee as a Participating Corporation.

        (n) "PLAN" means this Orchid BioSciences Corporation Employee Stock Purchase Plan, as it may be amended from time to time.

        (o) "PLAN ACCOUNT" means the account established for each Participant pursuant to Section 7(a).

        (p) "PURCHASE PRICE" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

        (q) "STOCK" means the Common Stock of the Corporation.

        (r) "SUBSIDIARY" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.